Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated September 19, 2018 with respect to the audited financial statements of Aqua Holdings, Inc. as of June 30, 2018 and for the period from April 19, 2018 (inception) to June 30, 2018.

We also consent to the references to us under the heading “Interest of Named Experts and Counsel” in such Registration Statement.

/s/ Berkower LLC

Iselin, New Jersey

September 19, 2018